Item 30. Exhibit (h) i. e. 1. i.

AMENDMENT NO. 1 TO THE FUND PARTICIPATION AGREEMENT
AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
EACH PARTICIPATING FUND, AND BNY MELLON INVESTMENT ADVISER, INC.

THIS AMENDMENT, made and entered into as of the 22nd day of September, 2021, amends the Fund Participation Agreement entered into as of the 1st day of January, 2017, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”), EACH PARTICIPATING FUND (the “Funds”), and, with respect to Article X only, BNY MELLON INVESTMENT ADVISER, INC. (formerly, The Dreyfus Corporation) (the “Adviser”). Terms not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder.

2.	All references in the Agreement to “Insurance Company” shall be deemed to include C.M. Life Insurance Company.

3.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 22nd day of September, 2021.

Massachusetts Mutual Life Insurance Company.

By:	/s/ Michael S. Dunn
Name	Michael S. Dunn
Title:	Head of Institutional Insurance

C.M. Life Insurance Company.

By:	/s/ Michael S. Dunn
Name	Michael S. Dunn
Title:	Vice President

Each Participating Fund.

By:	/s/ James Bitetto
Name	James Bitetto
Title:	Vice President and Secretary

BNY Mellon Investment Adviser, Inc..

By:	/s/ James Bitetto
Name	James Bitetto
Title:	Vice President and Secretary

EXHIBIT A

Name of Separate Accounts

Any Separate Account of Massachusetts Mutual Life Insurance Company participating in Shares of each Participating Fund, including but not limited to:

Massachusetts Mutual Variable Life Separate Account I

Any Separate Account of C.M. Life Insurance Company participating in Shares of each Participating Fund, including but not limited to:

C.M. Life Variable Life Separate Account I